UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 7, 2018 (August 6, 2018)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.                                         Completion of Acquisition or Disposition of Assets.

As previously reported, on January 15, 2018, Kendall College, LLC, an Illinois limited liability company (the “Seller”), The Dining Room at Kendall NFP, an Illinois not for profit corporation, National Louis University, an Illinois not for profit corporation (the “Buyer”), and Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), solely as guarantor of certain of Seller’s obligations thereunder, entered into an Asset Purchase Agreement (the “Agreement”). Seller is an indirect wholly owned subsidiary of the Company.

On August 6, 2018, pursuant to the Agreement, the Buyer purchased from the Seller certain assets, including all of the Seller’s educational programs (collectively "Kendall"). Upon completion of the sale, the Seller received consideration of one dollar and the Seller paid the Buyer $14.0 million to support the Buyer’s construction of facilities for the acquired culinary arts, baking and pastry, and hospitality programs on Buyer’s campus, subject to possible partial recoupment under specified conditions during the 10-year period post-closing. In addition, at closing, Seller paid approximately $2.1 million to the Buyer for a working capital adjustment and other items provided for under the Agreement.

At the closing date of the sale, the cease-use criteria was met for a leased building that was not part of the sale transaction and that has a lease term ending in July 2028. Accordingly, the pro forma financial statements, included at the end of this Current Report on Form 8-K, reflect a liability for a cease-use accrual of approximately $24 million, recorded as of the sale date. The cease-use accrual represents the present value of the remaining lease costs, less estimated sublease income.

For the year ended December 31, 2017 and the quarter ended March 31, 2018, the Seller had approximately $23.3 million and $5.2 million in revenue, respectively, and approximately $21.6 million and $1.3 million in operating loss, respectively, which included an impairment loss of $15.2 million in 2017, and $1.7 million and $0.0 million, respectively, in depreciation and amortization expenses. As of March 31, 2018, the Seller had approximately 900 students.

The foregoing description of the Kendall transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The disposition of Seller’s assets constituted a significant disposition for purposes of Item 2.01 of Form 8-K, as the Seller’s business met the significant subsidiary income test for 2017 due to its loss noted above. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Item 9.01.                                      Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is furnished herewith and incorporated herein by reference:

•                                           Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018.

•                                           Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2017 and the quarter ended March 31, 2018.

The information set forth under this Item 9.01(b) is being furnished under Items 9.01 and 2.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)   Exhibits.

The following is a list of the Exhibits filed with this report:

Exhibit No.	Exhibit Description
2.1#	Asset Purchase Agreement by and among Kendall College, LLC, The Dining Room at Kendall NFP, Laureate Education, Inc. and National Louis University

#                                          Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ JEAN-JACQUES CHARHON
Name:	Jean-Jacques Charhon
Title:	Executive Vice President and Chief Financial Officer

Date: August 7, 2018

Pro Forma Financial Information.

The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the sale of Kendall. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2018 presents our condensed consolidated financial position giving pro forma effect to the disposition of Kendall as if it had occurred on March 31, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2017 and the three months ended March 31, 2018 present our condensed consolidated results of operations giving pro forma effect to the disposition of Kendall as if it had occurred on January 1, 2017. These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements which were included in the Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 20, 2018, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed on May 9, 2018.
The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited

IN THOUSANDS, except per share amounts

	March 31, 2018
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$479,011	$(16,100)	(a)	$462,911
Restricted cash and investments	184,989	—		184,989
Receivables:
Accounts and notes receivable	786,145	—		786,145
Other receivables	21,474	—		21,474
Allowance for doubtful accounts	(196,159)	—		(196,159)
Receivables, net	611,460	—		611,460
Other current assets	217,755	(848)	(b)	216,907
Total current assets	1,493,215	(16,948)		1,476,267
Property and equipment:
Land, leasehold improvements and construction in-progress	918,294	—		918,294
Buildings	995,922	—		995,922
Furniture, equipment and software	1,238,810	—		1,238,810
Accumulated depreciation and amortization	(1,257,674)	—		(1,257,674)
Property and equipment, net	1,895,352	—		1,895,352
Goodwill	1,942,335	—		1,942,335
Tradenames and other intangible assets, net	1,314,712	—		1,314,712
Other non-current assets	871,144	—		871,144
Total assets	$7,516,758	$(16,948)		$7,499,810
Liabilities and stockholders’ equity
Current liabilities:
Other current liabilities	$1,591,766	$(1,351)	(b)	$1,590,415
Total current liabilities	1,591,766	(1,351)		1,590,415
Long-term debt, less current portion	2,852,334	—		2,852,334
Other long-term liabilities	843,010	24,096	(c)	867,106
Total liabilities	5,287,110	22,745		5,309,855
Series A convertible redeemable preferred stock, par value $0.001 per share – 512 shares authorized, 401 shares issued and outstanding as of March 31, 2018	447,881	—		447,881
Redeemable noncontrolling interests and equity	14,294	—		14,294
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	1,772,924	(39,693)	(d)	1,733,231
Noncontrolling interests	(5,451)	—		(5,451)
Total stockholders’ equity	1,767,473	(39,693)		1,727,780
Total liabilities and stockholders’ equity	$7,516,758	$(16,948)		$7,499,810

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the year ended December 31, 2017
	Laureate Historical	Pro Forma Adjustments (b)	Pro Forma

Revenues	$4,377,989	$(23,303)	$4,354,686
Costs and expenses:
Direct costs	3,665,134	(29,644)	3,635,490
General and administrative expenses	315,471	—	315,471
Loss on impairment of assets	40,597	(15,244)	25,353
Operating income	356,787	21,585	378,372
Interest expense, net of interest income	(343,235)	(16)	(343,251)
Other gains, net of losses	13,247	9	13,256
Income from continuing operations before income taxes and equity in net income of affiliates	26,799	21,578	48,377
Income tax benefit	66,813	(7,292)	59,521
Equity in net income of affiliates, net of tax	152	—	152
Net income	93,764	14,286	108,050
Net income attributable to noncontrolling interests	(2,299)	—	(2,299)
Net income attributable to Laureate Education, Inc.	$91,465	$14,286	$105,751

Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	(298,497)	—	(298,497)
Net loss available to common stockholders	$(207,032)	$14,286	$(192,746)

Basic and diluted earnings per share:
Basic earnings per share (weighted average shares outstanding 172,409)	$(1.20)	$—	$(1.12)
Diluted earnings per share (weighted average shares outstanding 172,409)	$(1.20)	$—	$(1.12)

 LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the three months ended March 31, 2018
	Laureate Historical	Pro Forma Adjustments (b)	Pro Forma

Revenues	$885,288	$(5,240)	$880,048
Costs and expenses:
Direct costs	865,446	(6,539)	858,907
General and administrative expenses	47,301	—	47,301
Operating loss	(27,459)	1,299	(26,160)
Interest expense, net of interest income	(63,336)	—	(63,336)
Other losses, net of gains	(33,169)	4	(33,165)
Gain on sales of subsidiaries, net	298,041	—	298,041
Income from continuing operations before income taxes	174,077	1,303	175,380
Income tax expense	(2,532)	181	(2,351)
Net income	171,545	1,484	173,029
Net income attributable to noncontrolling interests	(2,666)	—	(2,666)
Net income attributable to Laureate Education, Inc.	$168,879	$1,484	$170,363

Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	(57,403)	—	(57,403)
Net income available to common stockholders	$111,476	$1,484	$112,960

Basic and diluted earnings per share:
Basic earnings per share (weighted average shares outstanding 187,765)	$0.59	$—	$0.60
Diluted earnings per share (weighted average shares outstanding 188,228)	$0.59	$—	$0.60

Notes to Unaudited Pro Forma Condensed Financial Information

(a)
Represents sale proceeds received by the Company of $1 dollar, net of consideration paid of $14.0 million, as prescribed in the Agreement, in addition to a working capital adjustment and other items paid at closing of approximately $2.1 million, as provided under the Agreement.

(b)
Represents the elimination of the assets, liabilities and operating results associated with the business disposition. As of March 31, 2018, Kendall's total assets and total liabilities were classified as held for sale on the Company’s Consolidated Balance Sheet that was included in the Form 10-Q filed on May 9, 2018.

(c)	As of March 31, 2018, represents the estimated cease-use accrual.

(d)
Represents the estimated loss realized on the sale of Kendall and the effect of the cease-use accrual had the transaction closed on March 31, 2018. These amounts are subject to finalization. This estimated loss is not included in the adjustments in the unaudited pro forma consolidated statement of operations as this amount will be included in the consolidated statement of operations of the Company following the disposition and is not expected to have a continuing effect on the Company’s operations.